041 Putnam Global Income Trust
4/30/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	2,172
Class B	540
Class C	23

72DD2	(000s omitted)

Class M	727

73A1

Class A	0.225
Class B	0.182
Class C	0.184

73A2

Class M	0.210

74U1	(000s omitted)

Class A	10,625
Class B	3,280
Class C	155

74U2	(000s omitted)

Class M	3,294

74V1

Class A	12.30
Class B	12.27
Class C	12.28

74V2

Class M	12.23